EXHIBIT 99.1

                                 News Release

For Information Contact:
Kelly McGriff, Treasurer and Vice President, Investor Relations (563) 272-7967
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES RESULTS FOR
THIRD QUARTER FISCAL 2010

MUSCATINE, Iowa (October 20, 2010) – HNI Corporation (NYSE: HNI) today announced sales of $458.9 million and income from continuing operations of $15.6 million for the third quarter ended October 2, 2010.  Net income per diluted share from continuing operations for the quarter was $0.34 or $0.35 on a non-GAAP basis when excluding restructuring and impairment charges.  For the third quarter, earnings per share was impacted $0.04 by a negative tax adjustment related to a valuation adjustment allowance.

Third Quarter Summary Comments

"Double-digit growth in the office furniture contract and international business drove a three percent increase in sales over third quarter 2009.  We are encouraged by the success of our investments in selling, marketing and new product initiatives.  Our hearth business was profitable for the quarter and is on track to be profitable for the year, despite challenging consumer demand.  While weak small business confidence during the quarter impacted the supplies driven channel, I am confident our investments have positioned this business for future growth," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Third Quarter
Dollars in millions except per share data	Three Months Ended
	10/2/2010	10/3/2009	Percent Change

Net sales	$458.9	$446.2	2.8%
Gross margin	$161.2	$164.6	-2.1%
Gross margin %	35.1%	36.9%
SG&A	$130.3	$130.5	-0.2%
SG&A %	28.4%	29.3%
Operating income	$31.0	$34.1	-9.3%
Operating income %	6.7%	7.6%
Income from continuing operations	$15.6	$20.6	-24.1%

Earnings per share from continuing operations attributable to Parent Company - diluted	$0.34	$0.45	-24.4%

Third Quarter Results – Continuing Operations

•    Consolidated net sales increased $12.7 million or 2.8 percent to $458.9 million.
•    Gross margins were 1.8 percentage points lower than prior year primarily due to increased material costs and higher mix of lower margin products in the office furniture   segment partially offset by higher volume and cost reduction initiatives.
•    Total selling and administrative expenses as a percent of net sales, including restructuring charges, improved 0.9 percentage points due to higher volume, distribution efficiencies and lower restructuring charges partially offset by higher fuel costs and investments in selling, marketing and product initiatives.
•    The Corporation's third quarter results included $0.7 million of restructuring and transition costs associated with shutdown and consolidation of production of office furniture manufacturing locations.  This included accelerated depreciation and transition costs of $1.0 million in cost of sales net of a $0.3 million reduction in restructuring expenses.  Included in 2009 were $6.3 million of restructuring and transition charges of which $1.6 million were included in cost of sales.  Third quarter 2009 also included a non-operating gain of $0.3 million.
•    The Corporation estimates additional charges related to various restructuring initiatives will impact pre-tax earnings by $1.2 million over the remainder of 2010.
•    The effective tax rate for third quarter 2010 was 44.6 percent compared to 33.7 percent in third quarter 2009.  The increase is due primarily to expiration of the research tax credit in 2010 and reduction in the anticipated capital gain from the sale of a closed manufacturing facility negatively impacting capital loss carry-forward utilization.

Third Quarter – Non-GAAP Financial Measures – Continuing Operations (Reconciled with most comparable GAAP financial measures)
Dollars in millions except per share data	Three Months Ended 10/2/2010			Three Months Ended 10/3/2009
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$161.2	$31.0	$0.34	$164.6	$34.1	$0.45
% of net sales	35.1%	6.7%		36.9%	7.6%

Restructuring and impairment	$0.9	$0.6	$0.01	$1.4	$5.8	$0.09
Transition costs	$0.1	$0.1	$0.00	$0.2	$0.5	$0.01
Non-operating gain	-	-	-	-	$(0.3)	$(0.01)

Results (non-GAAP)	$162.2	$31.7	$0.35	$166.3	$40.1	$0.54
% of net sales	35.3%	6.9%		37.3%	9.0%

Year-to-Date Results
Consolidated net sales for the first nine months of 2010 increased $2.8 million or 0.2 percent, to $1.221 billion compared to $1.218 billion in 2009.  Gross margins increased to 34.6 percent compared to 34.1 percent last year.  Income from continuing operations was $17.1 million compared to $7.7 million in 2009.  Earnings per share from continuing operations increased to $0.37 per diluted share compared to $0.17 per diluted share last year.

Cash flow from operations for the first nine months of 2010 was $49.1 million compared to $135.9 million last year.  Capital expenditures were $18.7 million in 2010 compared to $10.9 million in 2009.  The Corporation repurchased 654,664 shares of its common stock at a cost of $17.8 million during the first nine months of 2010.  There is approximately $145.8 million remaining under the current repurchase authorization.

Discontinued Operations
The Corporation completed the sale of a small, non-core business in the office furniture segment during the third quarter.  A pre-tax charge of $0.6 million was recorded at the time of sale.  The Corporation previously recorded $2.7 million of pre-tax charges during the first half of the year to reduce the assets held for sale to fair market value.  In addition, the Corporation sold a small, non-core component in the hearth products segment during the first quarter.  Revenues and expenses associated with these business operations are shown as discontinued operations for all periods presented in the financial statements.

Office Furniture
Dollars in millions	Three Months Ended		Percent Change
	10/2/2010	10/3/2009
Sales	$387.4	$374.2	3.5%
Operating profit	$34.0	$40.0	-15.0%
Operating profit %	8.8%	10.7%

Third Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	10/2/2010	10/3/2009	Change

Operating profit as reported (GAAP)	$34.0	$40.0	-15.0%
% of net sales	8.8%	10.7%

Restructuring and impairment	$0.6	$3.8
Transition costs	$0.1	$0.4

Operating profit (non-GAAP)	$34.7	$44.2	-21.4%
% of net sales	9.0%	11.8%

•      Third quarter sales for the office furniture segment increased to $387.4 million.  The change was driven by an increase in contract and international channels offset by a decline in the supplies driven channel.
•      Third quarter operating profit decreased $6.0 million.  Operating profit was impacted by lower price realization, higher mix of lower margin products, increased fuel costs and investments in selling, marketing and product initiatives.  These were partially offset by higher volume, improved distribution efficiencies, cost reduction initiatives and lower restructuring and transition costs.

Hearth Products
Dollars in millions	Three Months Ended		Percent Change
	10/2/2010	10/3/2009
Sales	$71.5	$72.0	-0.8%
Operating profit	$3.0	$1.9	62.8%
Operating profit %	4.3%	2.6%

Third Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	10/2/2010	10/3/2009	Change

Operating profit as reported (GAAP)	$3.0	$1.9	62.8%
% of net sales	4.3%	2.6%

Restructuring and impairment	-	$2.1
Transition costs	-	$0.1
Non-operating gain	-	$(0.3)

Operating profit (non-GAAP)	$3.0	$3.7	-17.5%
% of net sales	4.3%	5.1%

•      Third quarter sales for the hearth products segment decreased $0.5 million driven by a decline in the new construction channel partially offset by an increase in the remodel-retrofit channel.
•     Third quarter operating profit increased $1.2 million.  Operating profit was positively impacted by better price realization and lower restructuring costs partially offset by lower volume and higher material costs.

Outlook

"We remain optimistic about the office furniture market.  We expect our investments in selling, marketing and product initiatives to drive improvements across the usiness.   We see sales momentum continuing in our contract and international businesses and anticipate near-term growth in the hearth and supplies driven channels.  I am confident our businesses are financially strong and strategically positioned for long-term growth," said Mr. Askren.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Thursday, October 21, 2010 at 10:00 a.m. (Central) to discuss third quarter results.  To participate, call the conference call line at 1-800-288-8968.  A replay of the conference call will be available until Thursday, October 28, 11:59 p.m. (Central).  To access this replay, dial 1-800-475-6701 – Access Code:  173126.  A link to the simultaneous webcast can be found on the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit and net income per diluted share from continuing operations (i.e., EPS), excluding restructuring and impairment charges, transition costs and non-operating gains.  These measures are presented because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.

HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Heatilator®, Heat & Glo™, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock, and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including the recent credit crisis, slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, epidemic, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations
	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	Oct. 2, 2010	Oct. 3, 2009	Oct. 2, 2010	Oct. 3, 2009
Net Sales	$458,853	$446,172	$1,220,581	$1,217,774
Cost of products sold	297,635	281,527	798,866	802,925
Gross profit	161,218	164,645	421,715	414,849
Selling and administrative expenses	130,514	126,091	381,346	382,666
Restructuring and impairment charges	(251)	4,440	2,821	13,403
Operating income	30,955	34,114	37,548	18,780
Interest income	166	51	346	311
Interest expense	2,843	3,167	8,620	9,414
Income from continuing operations before income taxes	28,278	30,998	29,274	9,677
Income taxes	12,630	10,382	12,176	2,005
Income from continuing operations, less applicable income taxes	15,648	20,616	17,098	7,672
Discontinued operations, less applicable income taxes	(13)	(2,856)	(2,551)	(3,161)
Net income	15,635	17,760	14,547	4,511
Less: Net income attributable to the noncontrolling interest	(46)	146	149	180
Net income attributable to Parent Company	$15,681	$17,614	$14,398	$4,331
Income from continuing operations attributable to Parent Company per common share – basic	$0.35	$0.45	$0.38	$0.17
Discontinued operations attributable to Parent Company per common share – basic	$(0.00)	$(0.06)	$(0.06)	$(0.07)
Net income attributable to Parent Company common shareholders – basic	$0.35	$0.39	$0.32	$0.10
Average number of common shares outstanding – basic	44,800,821	44,994,399	45,053,536	44,833,711
Income from continuing operations attributable to Parent Company per common share – diluted	$0.34	$0.45	$0.37	$0.17
Discontinued operations attributable to Parent Company per common share – diluted	$(0.00)	$(0.06)	$(0.06)	$(0.07)
Net income attributable to Parent Company common shareholders – diluted	$0.34	$0.39	$0.31	$0.10
Average number of common shares outstanding – diluted	45,601,327	45,598,155	45,831,091	45,272,912

Unaudited Condensed Consolidated Balance Sheet

Assets	As of		Liabilities and	As of
(Dollars in thousands)	Oct. 2, 2010	Jan. 2, 2010	Shareholders' Equity	Oct.2, 2010	Jan. 2, 2010
Cash and cash equivalents	$72,239	$87,374	Accounts payable and
Short-term investments	9,125	5,994	accrued expenses	$323,131	$299,718
Receivables	194,070	163,732	Note payable and current
Inventories	85,529	65,144	maturities of long-term debt	50,030	39
Deferred income taxes	17,751	20,299	Current maturities of other
Prepaid expenses and			long-term obligations	251	385
other current assets	21,344	17,728
Current assets	400,058	360,271	Current liabilities	373,412	300,142

			Long-term debt	150,000	200,000
			Other long-term liabilities	46,446	50,332
			Capital lease obligations	118	-
Property and equipment – net	237,434	260,102	Deferred income taxes	30,809	24,227
Goodwill	260,628	261,114
Other assets	104,646	112,839	Parent Company shareholders' equity	401,528	419,284
			Noncontrolling interest	453	341
			Shareholders' equity	401,981	419,625
			Total liabilities and
Total assets	$1,002,766	$994,326	shareholders' equity	$1,002,766	$994,326

Unaudited Condensed Consolidated Statement of Cash Flows
	Nine Months Ended
(Dollars in thousands)	Oct. 2, 2010	Oct. 3, 2009
Net cash flows from (to) operating activities	$49,119	$135,921
Net cash flows from (to) investing activities:
Capital expenditures	(18,676)	(10,874)
Acquisition spending	-	(500)
Other	2,773	28,931
Net cash flows from (to) financing activities	(48,351)	(147,048)
Net increase (decrease) in cash and cash equivalents	(15,135)	6,430
Cash and cash equivalents at beginning of period	87,374	39,538
Cash and cash equivalents at end of period	$72,239	$45,968

Business Segment Data
	Three Months Ended		Nine Months Ended
(Dollars in thousands)	Oct. 2, 2010	Oct. 3, 2009	Oct. 2, 2010	Oct. 3, 2009
Net sales:
Office furniture	$387,382	$374,150	$1,030,112	$1,022,905
Hearth products	71,471	72,022	190,469	194,869
	$458,853	$446,172	$1,220,581	$1,217,774

Operating profit (loss):
Office furniture
Operations before restructuring and impairment charges	$33,776	$42,992	$65,701	$66,252
Restructuring and impairment charges	251	(2,954)	(2,720)	(8,451)
Office furniture – net	34,027	40,038	62,981	57,801
Hearth products
Operations before restructuring and impairment charges	3,041	3,354	(2,397)	(13,519)
Restructuring and impairment charges	-	(1,486)	(101)	(4,952)
Hearth products – net	3,041	1,868	(2,498)	(18,471)
Total operating profit	37,068	41,906	60,483	39,330
Unallocated corporate expense	(8,790)	(10,908)	(31,209)	(29,653)
Income before income taxes	$28,278	$30,998	$29,274	$9,677

Depreciation and amortization expense:
Office furniture	$11,096	$12,958	$34,468	$39,857
Hearth products	2,559	4,237	9,052	13,117
General corporate	602	738	1,841	2,741
	$14,257	$17,933	$45,361	$55,715

Capital expenditures – net:
Office furniture	$4,018	$2,498	$14,625	$8,227
Hearth products	614	537	1,443	2,237
General corporate	1,616	86	2,608	410
	$6,248	$3,121	$18,676	$10,874

			As of Oct. 2, 2010	As of Oct. 3, 2009
Identifiable assets:
Office furniture			$601,661	$625,840
Hearth products			291,213	309,219
General corporate			109,892	89,325
			$1,002,766	$1,024,384

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